EXHIBIT 10.1.1

                  AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of June 7, 1996, among GALAXSEA CRUISES AND TOURS, INC., an Oklahoma corporation ("Company"), IT CRUISE, INC., an Oklahoma corporation ("IT Cruise"), INTERNATIONAL TOURS, INC., an Oklahoma corporation ("International"), NAMGC ACQUISITION CORPORATION, an Oklahoma corporation and a wholly-owned Subsidiary of Parent ("Nonsurvivor"), and NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION, a Delaware corporation ("Parent").

     WHEREAS, the respective Boards of Directors of Parent, Nonsurvivor and the Company, and the respective sole stockholders of Nonsurvivor and the Company, have duly approved Parent's acquisition of the Company by means of a merger pursuant to which Nonsurvivor shall merge with and into the Company in accordance with the terms of this Agreement and in such a way as to qualify as a non-taxable reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Board of Directors of Parent, and the Board of Directors and sole stockholder of IT Cruise, have duly approved the acquisition of IT Cruise by Parent in exchange for a cash payment of $100,000 and a promissory note of Parent in the original principal amount of $1,400,000 (the "IT Cruise Note") payable to International by Parent.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants of the parties set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:

                            ARTICLE I.
                            THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the General Corporation Act of the State of Oklahoma (the "Act"), Nonsurvivor shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. The Merger is intended to qualify under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code as a reverse triangular merger. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and continue its existence under the laws of the State of Oklahoma, and the separate corporate existence of Nonsurvivor shall cease.

     SECTION 1.2 Effective Time. The Merger shall be consummated by filing with the Oklahoma Secretary of State the Certificate of Merger in the form attached hereto as Exhibit "A" (the "Certificate of Merger") (the time of such filing with the Oklahoma Secretary of State being the "Effective Time").

     SECTION 1.3 Effects of the Merger. The Merger shall have the effect set forth in the Act. As of the Effective Time, Nonsurvivor shall merge with and into the Company, and the Company shall be a direct wholly-owned Subsidiary of Parent.

     SECTION 1.4 Certificate of Incorporation and By-Laws. The Certificate of Incorporation of the Company, and the Bylaws of the Company, both as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     SECTION 1.5 Officers and Directors of Parent. As of the Effective Time, the persons presently constituting the Board of Directors and officers of Parent shall continue to constitute the Board of Directors and officers of Parent until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     SECTION 1.6 Officers and Directors of the Company. As of the Effective Time, the persons presently constituting the Board of Directors and officers of the Company shall continue to constitute the Board of Directors and officers of the Company until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     SECTION 1.7    Conversion of Shares.

          (a) The 1,000 outstanding shares of common stock, par value $.01 per share ("Company Common Shares"), of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) 4,934,106 newly issued, fully paid, and non-assessable shares of the common stock, par value $.01 per share, of the Parent ("Parent's Common Stock") and (ii) 8,000,000 newly issued, fully paid, and non-assessable shares of the preferred stock, par value $.01 per share, of Parent ("Parent's Preferred Stock"), issuable to International, the sole stockholder of the Company, upon surrender by International to Parent of the certificates formerly representing Company Common Shares. The 8,000,000 shares of Parent's Preferred Stock issuable to International shall be entitled to one vote for each share issued and shall vote together with Parent's Common Stock as one class, and not as separate classes, except as expressly mandated and required by law; and shall share with Parent's Common Stock on a share-for-share basis in any dividends or distributions made with respect to Parent's Common Stock, and the outstanding shares of Parent's Common Stock shall share with Parent's Preferred Stock on a share-for-share basis with regard to any dividends or distributions on Parent's Preferred Stock, it being the intention that the 8,000,000 shares of Parent's Preferred Stock being issued to International shall be treated equally with Parent's Common Stock, and vice versa. It is hereby acknowledged and agreed that the 4,934,106 shares of Parent's Common Stock to be issued to International reflect adjustments for 450,000 shares of Parent's Common Stock to be issued to New Orleans Video Poker, Inc., and International agrees that in the event said 450,000 shares are not issued as part of the pending transaction with New Orleans Video Poker Company, Inc., then International shall return to Parent 353,572 shares of Parent's Common Stock for cancellation by Parent.

          (b) International shall have anti-dilution rights with regard to the shares of Parent's Common Stock which may be issued in the future upon exercise by Parent of the call conversion feature described in Section 1.9. Upon exercise by Parent of such call conversion feature and the issuance of 8,240,000 shares of Parent's Common Stock in conversion of the 1,300,000 shares of Parent's Class A Preferred Stock converted therefor, Parent shall issue an additional 5,452,854 shares of Parent's Common Stock to International without further consideration as an anti-dilution adjustment in favor of International.

          (c) Except as provided in Section 1.7(b), International shall not have any further anti-dilution rights with respect to future issuance of any shares of Parent's Common Stock or Parent's Preferred Stock.

     SECTION 1.8 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction of all conditions described in Article VI, the Company and Nonsurvivor shall execute in the manner required by the Oklahoma Act and deliver to the Oklahoma Secretary of State a duly executed and verified Certificate of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this
Section 1.8, a closing (the "Closing") will be held at the offices of Glast, Phillips & Murray, P.C., 2200 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240 (or such other place as the parties may agree) for the purpose of implementing all transactions described in this Agreement.

     SECTION 1.9 Recapitalization of Outstanding Class A Preferred Stock. Parent hereby represents and warrants to International that Parent has entered into binding agreements with Holders (herein so called) of at least 85% of the 1,600,000 issued and outstanding shares of Parent's Class A Preferred Stock, par value $3.00 per share ("Parent's Class A Preferred Stock"), pursuant to which Parent and each such Holder has agreed that contemporaneously with the Closing of the Merger (but effective as of June 1, 1996), (i) Parent will redeem 313,000 shares of Parent's Class A Preferred Stock, pro rata among the Holders, in consideration for subordinated promissory notes in the aggregate original principal amount of $939,000, subordinated to the "Senior Debt" (as hereinafter defined) of Parent, bearing interest at 9% per annum, with interest and principal payable as set forth on Exhibit 1.9; (ii) the dividends accruing on the Parent's Class A Preferred Stock shall cease to accrue for a period of two years following Closing (but effective as of June 1, 1996), provided that the $780,000 of accumulated and accrued dividends through May 31, 1996 shall continue to be considered accumulated, accrued dividends and shall be payable in accordance with the terms and conditions of Parent's Certificate of Incorporation (provided, however, if the Class A Preferred Stock is converted, the accrued dividends shall continue to exist as accrued dividends); and (iii) each Holder grants to Parent the right at any time prior to the expiration of two years following Closing to call the outstanding Parent's Class A Preferred Stock and require conversion thereof by the Holders into an aggregate of 8,240,000 shares of Parent's Common Stock, pro rata, at which time the Parent's Class A Preferred Stock shall be cancelled and retired. In the event Parent does not exercise the call conversion feature provided for in Subsection (iii) prior to expiration of two years following the Closing, then the 1,300,000 shares of Parent's Class A Preferred Stock shall commence accruing dividends again effective on the date of expiration of such two-year period, and the call conversion option in favor of Parent shall automatically terminate.

     As noted above, the $939,000 of Parent's subordinated debentures to be issued to the Holders will be subordinated to Parent's "Senior Debt". For this purpose, Senior Debt means any indebtedness previously incurred in connection with equipment purchases, the indebtedness of Parent previously incurred in connection with the acquisition of Ozdon Investments, Inc., the IT Cruise Note, and any indebtedness owed from time to time by Parent to Springhill Bank & Trust Co. (or any refinancing of any such indebtedness with any other lender). The $939,000 of Parent's debentures payable to the Holders shall be payable, in the aggregate, based on the following payment schedule:
(i) during months 1 through 12 following Closing, a monthly payment of principal and interest of $11,250; (ii) during months 13 through 18 following Closing, a monthly payment of principal and interest of $31,113.95; and (iii) during months 19 through 72 following Closing, a monthly payment of principal and interest of $16,669.51.

     SECTION 1.10   Exchange of Shares.  Promptly after the Effective
Time, Parent shall deliver to International, the sole stockholder of the Company, a certificate representing the number of shares of Parent's Common Stock and Parent's Preferred Stock to be delivered to International hereunder, upon surrender to Parent by International of the certificate or certificates representing 100% of the outstanding capital stock of the Company as of the Effective Time. From and after the Effective Time, International shall cease to have any rights as a stockholder of the Company.


                           ARTICLE II.
                     ACQUISITION OF IT CRUISE


     SECTION 2.1 Acquisition of Shares. At the Closing of the Merger, International shall also sell, deliver, assign, transfer and convey to Parent good and marketable title to 100% of the issued and outstanding shares of capital stock of IT Cruise in exchange for a cash payment of $100,000 (subject to the offset provided in Section 5.8) and the IT Cruise Note in the form
attached hereto as Exhibit "B".   International hereby represents and warrants
to Parent that it owns 100% of the issued and outstanding shares of capital stock of IT Cruise free and clear of any and all liens, claims, encumbrances or other restrictions on transfer and will deliver same to Parent at the Closing free and clear of all such liens, claims, encumbrances and other restrictions on transfer. The IT Cruise Note shall also be secured by a collateral pledge of 100% of the outstanding capital stock of each of GalaxSea and IT Cruise, and at Closing Parent shall execute a form of security and pledge agreement acceptable to International effecting such pledge.

     SECTION 2.2 Revenue Stream and Cruise Contracts. Prior to Closing, International shall assign, transfer and convey to IT Cruise all of International's contracts with cruise line companies together with the related revenues and associated business and at Closing shall enter into agreements acceptable to Parent binding International to deal exclusively with IT Cruise for all of its cruise business and not to compete in the cruise business in any manner except exclusively through IT Cruise or the Company. Further, at Closing, International agrees to enter into agreements with the Company acceptable to Parent allowing the Company access to the agents of International for add-on franchising, franchising, joint marketing programs, and joint participation and joint presentations at meetings scheduled by International with existing agents, new agents and others with whom it enters into business relationships. The form of these agreements shall be negotiated and agreed upon prior to Closing and each party agrees to negotiate in good faith with respect to such contracts.


                           ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL


     International hereby represents and warrants to Parent and Nonsurvivor as of the date hereof and as of the date of Closing that:

     SECTION 3.1 Organization and Qualification. Each of International, the Company and IT Cruise is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Neither the Company nor IT Cruise has any subsidiaries. Each of International, the Company and IT Cruise has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. Each of International, the Company and IT Cruise is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on either of International, the Company or IT Cruise.

     SECTION 3.2    Capitalization.     The authorized capital stock of (a)
International consists of 5,000,000 shares of Common Stock, par value $0.01 per share ("International Common Shares"), and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("International Preferred Shares"); (b) the Company consists of 200,000 shares of common stock, par value $0.01 per share ("Company Common Shares"); and (c) IT Cruise consists of 50,000 shares of common stock par value $1.00 per share ("IT Cruise Common Shares"). As of May 20, 1996, 1,350,000 International Common Shares, 1,350,000 International Preferred Shares, 1,000 Company Common Shares, and 500 IT Cruise Common Shares were issued and outstanding. Since May 20, 1996, (a) International has not issued any, nor has it repurchased or redeemed any, International Common Shares or International Preferred Shares; (b) the Company has not issued any, nor has it repurchased or redeemed any, Company Common Shares; and (c) IT Cruise has not issued any, nor has it repurchased or redeemed any, IT Cruise Common Shares. Neither the Company nor IT Cruise has any shares of its capital stock reserved for issuance, and there are no outstanding options, warrants, convertible debt or other instruments which are exercisable for, convertible into or otherwise exchangeable or issuable for Company Common Shares or IT Cruise Common Shares. All issued and outstanding Company Common Shares and IT Cruise Common Shares are validly issued, fully paid, non-assessable and free of preemptive rights. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which International, the Company or IT Cruise is a party or bound relating to the voting of any shares of capital stock of the Company or IT Cruise.

     SECTION 3.3 Authority Relative to this Agreement. Each of International, the Company and IT Cruise has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly and validly authorized by each of International, the Company and IT Cruise and no other corporate proceedings on the part of International, the Company or IT Cruise are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of International, the Company and IT Cruise and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Nonsurvivor, this Agreement constitutes a valid and binding agreement of each of International, the Company and IT Cruise, enforceable against each of International, the Company and IT Cruise in accordance with its terms.

     SECTION 3.4 Financial Statements. International shall cooperate fully with Parent and Nonsurvivor and use its best efforts to enable Parent to obtain audited financial statements to be prepared in accordance with SEC Regulation S-B that will enable inclusion thereof in Parent's Form 8-K reporting the Merger and the acquisition of IT Cruise by Parent. Such financial statements shall include an audited balance sheet at December 31, 1995, and audited statements of income, cash flows and changes in stockholders' equity for each of the fiscal years ended December 31, 1995 and 1994, together with unaudited interim financial statements for the fiscal quarters ended March 31, 1996 and 1995. Such audited financial statements are referred to herein as the "Company/IT Cruise Financial Statements". The Company/IT Cruise Financial Statements shall be prepared in all material respects in accordance with generally accepted accounting principles and in accordance with all applicable rules and regulations (the "Accounting Principles"), consistently applied and fairly represent the financial condition of the Company and IT Cruise as of the date thereof or, as the case may be, the results of operations for the periods covered thereby. Parent will pay for the audit of the Company and International will pay for the audit of IT Cruise.

     The financial records, ledgers, accounts, books, and minute books of the Company and IT Cruise have been kept in the ordinary course of business and are true, complete and accurate in all material respects. The account books of the Company and IT Cruise reflect in all material respects all transactions relating to the Company and IT Cruise and all items of income and expense and assets and liabilities and accruals required to be reflected therein in accordance with the Accounting Principles.

     Except as set forth in the Disclosure Schedule, neither the Company nor IT Cruise has any material liability or is subject to any material contract or obligation.

     SECTION 3.5 Private Offering Materials. None of the information relating to International, the Company or IT Cruise, supplied in writing by International, the Company or IT Cruise for inclusion in the private offering materials to be distributed by Parent to the Holders of Parent's Class A Preferred Stock, or for inclusion in Parent's Form 8-K reporting the Merger and acquisition of IT Cruise by Parent, shall, at the time the materials are distributed to Holders of Parent's Class A Preferred Stock, or filing of the Form 8-K with the SEC, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.6 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by International, the Company or IT Cruise, nor the consummation of the transactions contemplated hereby by International, the Company or IT Cruise, nor compliance by International, the Company or IT Cruise with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other organization documents of International, the Company or IT Cruise, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the Securities Act,
(B) the filing of the Certificate of Merger pursuant to the Oklahoma Act,
(C) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on International, the Company or IT Cruise, (iii) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as defined in Section 8.10), license, franchise, cruise line agency or representation or similar agreement, or any other agreement or instrument or obligation to which International, the Company or IT Cruise is a party or by which International, the Company or IT Cruise, or any of their respective assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained,
(iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of International, the Company or IT Cruise, or
(v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to International, the Company, or IT Cruise, or any of their respective assets.

     SECTION 3.7 Litigation, etc. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of International, the Company or IT Cruise, threatened, to which International, the Company or IT Cruise, would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on International, the Company or IT Cruise, (b) neither International, the Company or IT Cruise, is subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on International, the Company or IT Cruise, and (c) since December 31, 1993, there have been no claims made or actions or proceedings brought against any officer or director of International, the Company or IT Cruise, arising out of or pertaining to any action or omission within the scope of his employment or position with International, the Company or IT Cruise, which claim, action or proceeding would involve a Material Adverse Effect on International, the Company or IT Cruise. All litigation and other administrative, judicial or quasi-judicial proceedings to which International, the Company or IT Cruise, is a party or to which either has been threatened to their knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 3.8 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule, since December 31, 1993, International the Company and IT Cruise have conducted their respective businesses only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule, none of the following has occurred:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of International, the Company or IT Cruise;

          (b) any change in accounting methods, principles or practices by International, the Company or IT Cruise having a Material Adverse Effect on the Company or IT Cruise, as applicable, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, that has a Material Adverse Effect on International, the Company or IT Cruise, as applicable;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Company Common Shares or IT Cruise Common Shares, as applicable, or any redemption, purchase or other acquisition of any of their respective securities;

          (e) any issuance by the Company or IT Cruise of, or commitment of the Company to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

          (f) any entry by International, the Company or IT Cruise into any commitment or transaction material to the condition (financial or other), business or operations of the Company or IT Cruise which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by International, the Company or IT Cruise of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

          (h) any action taken by the Company or IT Cruise of the type referred to in Section 5.1;

          (i) any agreement by International, the Company or IT Cruise to do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; or

          (j) any waiver by International, the Company or IT Cruise of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Company or IT Cruise.

     SECTION 3.9    Property and Environmental Matters.

          (a) Except as disclosed in the Disclosure Schedule, and except for matters that singularly or in the aggregate would not have a Material Adverse Effect on the business of the Company or IT Cruise, to the best knowledge of International, the location, construction, occupancy, operation, condition and use of the real property owned, leased by or in the possession of the Company and IT Cruise (the "Company/IT Cruise Real Property"), the facilities or improvements located thereon, the operations and practices of the Company and IT Cruise are in substantial compliance with all Environmental Laws (as defined in Section 8.10), and any restrictive covenant or deed restriction (recorded or otherwise) affecting the Company/IT Cruise Real Property, including, without limitation all applicable zoning ordinances and building codes in effect at the time of improvement of such Company/IT Cruise Real Property, flood disaster, and occupational health and safety laws.

          (b) Neither the Company nor IT Cruise is subject to any material liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials (as defined in Section 8.10), relating to (i) the environmental conditions on, under or about the Company/IT Cruise Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Company/IT Cruise Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

          (c) With the exception of those Hazardous Materials and activities described in the Disclosure Schedule, and except for matters that singularly or in the aggregate would not have a Material Adverse Effect on the Company or IT Cruise, to the best knowledge of International, no portion of the Company/IT Cruise Real Property is being used, nor, has been used by International, the Company or IT Cruise at any previous time for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

          (d) Neither International, the Company nor IT Cruise has received any notice or is aware of any existing condition (including the condition of the Company/IT Cruise Real Property, whether or not caused by International, the Company or IT Cruise) or the practice of the businesses conducted by International, the Company or IT Cruise which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Material which, if decided against International, the Company or IT Cruise, would have a Material Adverse Effect on the Company or IT Cruise.

          (e) International, the Company and IT Cruise have listed and described on the Disclosure Schedule (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. sec 1601, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the Company/IT Cruise Real Property;
(ii) the current and past Hazardous Material disposal practices of the International, the Company and IT Cruise; and (iii) any environmental assessment or environmental audit reports delivered to International, the Company or IT Cruise, excepting, however, matters that singularly or in the aggregate would not have a Material Adverse Effect on the business of the Company or IT Cruise.

          (f) To the best of International's knowledge, International, the Company and IT Cruise have obtained or applied for all permits, licenses, registrations, notifications and similar authorizations required under Environmental Laws (collectively, "Environmental Permits") for the conduct of the Company's and IT Cruise's business or relating to the Company/IT Cruise Real Property, the facilities, improvements, or equipment located thereon. The Disclosure Schedule includes a list of the Environmental Permits.

          (g) Except as identified in the Disclosure Schedule, International, the Company and IT Cruise are in substantial compliance with all terms and conditions of the Environmental Permits and no proceeding is pending for the revocation of any Environmental Permit.

          (h) No portion of the Company/IT Cruise Real Property has been designated as a covered facility under CERCLA or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

     SECTION 3.10   ERISA Matters.  The Company and IT Cruise and all
Company and IT Cruise "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of their respective employees (which Company and IT Cruise Employee Benefit Plans are listed on the Disclosure Schedule), comply with all laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Company or IT Cruise; the present value of all the assets of each Company and IT Cruise Employee Benefit Plan that it is subject to Title IV of ERISA equals or exceeds the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Company or IT Cruise are covered by a collective bargaining agreement; the Company and IT Cruise have never contributed to a "multiemployer plan" as defined in
Section 3(37) of ERISA; neither the Company Employee Benefit Plans nor the IT Cruise Employee Benefit Plans, nor any fiduciary or administrator of any of such Employee Benefit Plans has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Company or IT Cruise, nor have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 3.11   Taxes, Tax Returns.

          (a) Except as set forth on the Disclosure Schedule, each of the Company and IT Cruise has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it (all such returns to the best of knowledge of International being accurate and complete in all material respects), there are no liens for taxes upon the assets of the Company or IT Cruise, except liens for taxes not yet due, and, to the best knowledge of International, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule and (ii) have not been finally determined. The liabilities and reserves for taxes for the Company and IT Cruise set forth in the Disclosure Schedule are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1995 or for any year or period prior thereto, and for which the Company or IT Cruise may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. No amounts payable to any employee, independent contractor, officer, director, or highly compensated individual will fail to be deductible for federal income tax purposes by virtue of Code Section 280G.

          (b) To the best knowledge of International, (i) proper and accurate amounts have been withheld by the Company and IT Cruise from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Company and IT Cruise for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and
(iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefor has been included by the Company and IT Cruise in their respective books and accounts, in the amounts set forth on the Disclosure Schedule.

     SECTION 3.12 Tax Audits. Except as disclosed in the Disclosure Schedule, (i) no audit or administrative procedure of any material federal, state or local U.S. return of International, the Company or IT Cruise is currently in progress, nor has International, the Company or IT Cruise been notified that such an audit is contemplated by any taxing authority, (ii) neither International, the Company nor IT Cruise has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither International, the Company nor IT Cruise contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Company or IT Cruise, and (iv) neither International, the Company nor IT Cruise has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included the Company or IT Cruise during a prior period) other than the Company or IT Cruise, as applicable. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against International, the Company or IT Cruise, there are no material tax claims threatened to be asserted against International, the Company or IT Cruise, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 3.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 3.13 Undisclosed Liabilities. Neither the Company nor IT Cruise is liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities existing as of April 30, 1996 which are disclosed on the Disclosure Schedule, or (b) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Company and IT Cruise, as applicable, and in accordance with this Agreement, since April 30, 1996. As used in this Agreement, the term "Liability" or "Liabilities" shall include any direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements' of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

     SECTION 3.14   No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, neither International, the Company nor IT Cruise is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which the Company or IT Cruise is a party or by which the Company or IT Cruise or their respective properties are bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license, franchise, or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect on International, the Company or IT Cruise, as applicable.

          (b) Except as set forth in the Disclosure Schedule, to the best knowledge of International, International, the Company and IT Cruise have complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to their respective businesses and operations, including, without limitation, all federal and state franchising laws, non-compliance with which might reasonably be expected to have a Material Adverse Effect on International, the Company or IT Cruise.

     SECTION 3.15 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

     SECTION 3.16 Contracts and Commitments. Except as listed and described in the Disclosure Schedule, neither the Company nor IT Cruise is a party to, nor are their assets bound by, any written or oral Contract, including the following:

                    (i) Contract with any present or former stockholder, director, officer, employee or consultants;

                   (ii) Contract with any labor union or other representative of employees;

                  (iii) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Company or IT Cruise of $5,000 or more under any one Contract or series of related Contracts;

                   (iv) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $5,000;

                    (v) distributorship, representative or sales agency agreement, contract or commitment;

                   (vi) conditional sale agreement or lease under which the Company or IT Cruise is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Company or IT Cruise that is in excess of $5,000;

                  (vii) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, directors or shareholders of the Company or IT Cruise, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                 (viii)  Contract for any charitable or political contribution;

                   (ix) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $5,000;

                    (x) Contract limiting or restraining the Company or IT Cruise, directly or indirectly, from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company or IT Cruise, directly or indirectly, subject to any such agreement, contract or commitment;

                   (xi) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company;

                  (xii) Contract which is expected to continue for more than six months from the date hereof;

                 (xiii)  Contract not made in the ordinary course of business;
     or

                  (xiv) any guaranty, direct or indirect, of any person of any contract, lease or agreement entered into by the Company;

     Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; the Company and IT Cruise and, to the best of International's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Company nor IT Cruise nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder; furthermore, except as may be disclosed on the Disclosure Schedule, no such Contract contains any contractual requirement with which there is a reasonable likelihood that either (i) the Company or IT Cruise or any other party thereto will be unable to comply or (ii) compliance therewith by the Company or IT Cruise will have a Material Adverse Effect on the Company or IT Cruise.

     SECTION 3.17 Compliance with Law and Permits. Except as set forth in the Disclosure Schedule, to the best of International's knowledge, International, the Company and IT Cruise have owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect on the Company or IT Cruise. To the best knowledge of International, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by International, the Company and IT Cruise of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by International, the Company or IT Cruise would not reasonably be expected to have a Material Adverse Effect on the Company or IT Cruise. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Company contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.18 Title to Property. Except as disclosed on the Disclosure Schedule, the Company and IT Cruise have good and marketable title to all of their properties subject, however, to the matters shown in the Disclosure Schedule.

     SECTION 3.19 Insurance. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Company or IT Cruise, or any employees of the Company or IT Cruise as an insured or beneficiary or as a loss payable payee for which International, the Company or IT Cruise has paid or is obligated to pay all or part of the premiums. Neither International, the Company nor IT Cruise has received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and International, the Company and IT Cruise are in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by International, the Company or IT Cruise as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by International, the Company or IT Cruise.

     SECTION 3.20 Full Disclosure. The information furnished by International, the Company or IT Cruise, or by any of their respective directors, officers, employees, agents, accountants or representatives, to Parent pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), the information contained in the exhibits and Schedules referred to in this Agreement, and the other information furnished to Parent by International, the Company or IT Cruise, or by any of their respective directors, officers, employees, agents, accountants or representatives at any time prior to the Effective Date (pursuant to the request of Parent or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.21 Equipment. Except as set forth in the Disclosure Schedule, each of the Company and IT Cruise owns all equipment used or necessary for use in its trade or business, and all such equipment is in generally good operating condition and free from any material defect.

     SECTION 3.22 Labor Relations. Each of the Company and IT Cruise has good relations with its employees, and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.

     SECTION 3.23   Nonregistration Pursuant to the Securities Act of
1933, as amended, and State Securities Laws. International is aware that the shares of Parent's Common Stock and Parent's Preferred Stock to be issued to International pursuant to this Agreement (collectively referred to herein as the "Shares") have not been registered pursuant to either the Securities Act of 1933, as amended (the "1933 Act"), or the applicable securities acts, rules, or regulations of any state (the "Blue Sky Laws"), on the ground that the issuance and delivery thereof are exempt from such registration under certain exemptions contained in the 1933 Act and applicable Blue Sky Laws. In order to assure the availability and applicability of such exemptions, International hereby represents and warrants to, and covenants and agrees with, Parent that:

          (i) International is acquiring the Shares for International's own account for investment and not with a view to any sale or distribution of all or any part thereof.

          (ii) International will hold the Shares subject to all the applicable provisions of the 1933 Act and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("Commission") and all applicable provisions of the Blue Sky Laws and will not at any time make any sale, transfer, or other disposition of the Shares in contravention of the provisions of the 1933 Act or the Blue Sky Laws.

          (iii) In order to permit International to evaluate the risks of and to make an informed investment decision with respect to the acquisition of the Shares, Parent has furnished and/or made available to International (a) information regarding Parent, and its business, properties and financial position deemed necessary by International to make an informed investment decision, (b) such other information as International has deemed necessary in order to verify the information furnished and/or made available, and (c) the opportunity to ask questions of, and receive answers from, Parent or persons acting on its behalf concerning Parent and the terms and conditions of International's acquisition of the Shares.

          (iv) International is an "accredited investor" as such term is defined in Regulation D promulgated by the Commission and has such knowledge and experience in financial and business matters that International is capable of and has utilized the information described in subpart (iii) of this paragraph in evaluating the risks and in making an informed investment decision in connection with International's acquisition of the Shares.

          (v) International is able to bear the economic risks of International's investment in the Shares for an indefinite period of time.

          (vi) International will not make any sale, assignment, transfer, or other disposition of the Shares unless and until International has given Parent written notice of the proposed disposition and the circumstances relating thereto and either (a) the Shares shall have been registered pursuant to the 1933 Act and the Blue Sky Laws or (b) counsel for Parent, or counsel satisfactory to Parent, shall have rendered a written opinion satisfactory to Parent that such registration is not required.

          (vii) A legend in substantially the following form, in addition to any legend required by law or agreement to be noted thereon, may be noted conspicuously on the certificate or certificates evidencing the Shares:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY ARE FIRST REGISTERED UNDER SUCH ACTS OR UNLESS COUNSEL FOR THE COMPANY OR OTHER COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE RENDERED AN OPINION SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

          (viii) Stop transfer instructions may be issued to the transfer agent of Parent or a notation may be made in the appropriate records of Parent with respect to the Shares.

          (ix) International further acknowledges its understanding that, if Rule 144 under the 1933 Act ("Rule 144") is available with regard to the Shares, any sales pursuant to Rule 144 can only be made in full compliance with all of the provisions of Rule 144, including among other things, the following:

               (a) Parent must be providing adequate public information with respect to Parent during a specified time period immediately prior to the sale;

               (b)  a two-year holding period must be
          satisfied;

               (c) the amount sold in each 90-day period must not exceed one percent (1%) of the outstanding shares of Parent's Common Stock or Parent's Preferred Stock, as applicable;

               (d)  the sales must be made in ordinary
          broker's transactions as defined in Rule 144; and

               (e) the seller must file a notice of sale with the Commission concurrently with placing the order to sell.


                           ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND NONSURVIVOR

     Parent and Nonsurvivor, jointly and severally, hereby represent and warrant to International as of the date hereof and as of the date of Closing that:

     SECTION 4.1 Organization and Qualification. Each of Parent and Nonsurvivor is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and Oklahoma, respectively. All Subsidiaries of the Parent are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Parent and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Parent and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Parent or such Subsidiary taken as a whole.

     SECTION 4.2 Capitalization; Subsidiaries. (a) The authorized capital stock of the Parent consists of 25,000,000 shares of Parent's Common Stock, par value $0.01 per share; 10,000,000 shares of Parent's Preferred Stock, par value $0.01 per share; and 1,600,000 shares of Parent's Class A Preferred Stock, par value $3.00 per share. As of April 30, 1996, 14,711,589 shares of Parent's Common Stock, no shares of Parent's Preferred Stock and 1,600,000 shares of Parent's Class A Preferred Stock were issued and outstanding.
Except as provided in Section 1.9, or as described in the Disclosure Schedule, since April 30, 1996, Parent has not issued any shares of capital stock nor entered into any agreement to issue or redeem its capital stock, and has not repurchased or redeemed any shares of its capital stock. Neither the Parent nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 1,660,000 shares issuable pursuant to various outstanding subscriptions, options or warrants, as set forth in the Disclosure Schedule. No other options, warrants or other securities convertible into Parent's Common Stock are outstanding. All issued and outstanding shares of capital stock of Parent are validly issued, fully paid, non-assessable and free of preemptive rights. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which the Parent is a party or bound relating to the voting of any shares of capital stock of the Parent.

          (b) The Disclosure Schedule sets forth the name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect Subsidiary of the Parent. Except as set forth in such schedule, all of the outstanding shares of capital stock of each of such Subsidiaries are owned, directly or indirectly, by the Parent, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares.
There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on the Parent and Nonsurvivor to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emptive rights of any stockholder.

     SECTION 4.3 Authority Relative to this Agreement. Parent and Nonsurvivor have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the sole shareholder of Nonsurvivor and the Boards of Directors of Parent and Nonsurvivor, and no other corporate proceedings on the part of Parent and Nonsurvivor are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Nonsurvivor and, assuming this Agreement constitutes a valid and binding obligation of International, the Company and IT Cruise, this Agreement constitutes a valid and binding agreement of Parent and Nonsurvivor, enforceable against Parent and Nonsurvivor in accordance with its terms.

     SECTION 4.4 SEC Reports. Since December 31, 1994, Parent has filed all required forms, reports and documents with the SEC ("Parent SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and interpretive releases promulgated thereunder. None of such Parent SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each of the balance sheets in the Parent SEC Reports fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related statements of operations and retained earnings and cash flows or equivalent statements in the Parent SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for the Parent have rendered an unqualified opinion with respect to each audited financial statement included in the Parent SEC Reports or, if qualified, such qualification is reasonably satisfactory to the Company. The consolidated financial statements included in the Parent SEC Reports are hereinafter sometimes collectively referred to as the "Parent Financial Statements."

     The financial records, ledgers, account books, and minute books of Parent have been kept in the ordinary course of business and are true, complete and accurate in all material respects. The account books of Parent reflect in all material respects all transactions relating to Parent and all items of income and expense and assets and liabilities and accruals required to be reflected therein in accordance with the Accounting Principles.

     Since the date of the most recent of the Parent Financial Statements, Parent has not incurred, except as set forth in this Agreement or in the Disclosure Schedule, any material liability or entered into any transaction not in the ordinary course of business.

     SECTION 4.5    Intentionally Omitted.

     SECTION 4.6 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Parent and Nonsurvivor nor the consummation of the transactions contemplated hereby by the Parent and the Nonsurvivor nor compliance by the Parent and Nonsurvivor with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Parent, or Nonsurvivor or any Subsidiary, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except
(A) pursuant to the Securities Act, (B) the filing of the Certificate of Merger pursuant to the Act, (C) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, (D) filings necessary with regard to gaming or establishment licenses held by Parent or a direct or indirect Subsidiary, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Parent and Nonsurvivor, (iii) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract, license, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect on the Parent and Nonsurvivor, (iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Parent or any of its Subsidiaries, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect on the Parent and Nonsurvivor.

     SECTION 4.7 Litigation, etc. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of the Parent and Nonsurvivor, threatened, to which the Parent or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Parent and Nonsurvivor,
(b) neither the Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Parent and Nonsurvivor, and (c) since December 31, 1993, there have been no claims made or actions or proceedings brought against any officer or director of the Parent and Nonsurvivor arising out of or pertaining to any action or omission within the scope of his employment or position with the Parent and Nonsurvivor, which claim, action or proceeding would involve a Material Adverse Effect on the Parent and Nonsurvivor taken as a whole. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Parent and Nonsurvivor is a party or to which it has been threatened to the Parent's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 4.8 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Parent SEC Reports, since December 31, 1993, the Parent and its Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Parent SEC Reports, none of the following has occurred:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Parent and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by the Parent that has a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, that has a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Parent Common Stock, or any redemption, purchase or other acquisition of any of its securities;

          (e) any issuance by the Parent and Nonsurvivor of, or commitment of the Parent and Nonsurvivor to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

          (f) any entry by the Parent and Nonsurvivor or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of the Parent and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by the Parent or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

          (h) any action taken by the Parent or any of its Subsidiaries of the type referred to in Section 5.1;

          (i) any agreement by the Parent and Nonsurvivor to do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; or

          (j) any waiver by the Parent or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Parent and its Subsidiaries, taken as a whole;

     SECTION 4.9    Property and Environmental Matters.

          (a) Except as disclosed in the Disclosure Schedule, and except for matters that singularly or in the aggregate would not have a Material Adverse Effect on the business of Parent and its Subsidiaries, taken as a whole, to the best knowledge of the Parent and Nonsurvivor, the location, construction, occupancy, operation, condition and use of the real property now or previously owned, leased by or in the possession of the Parent or its Subsidiaries (the "Parent Real Property"), the facilities or improvements located thereon, the operations and practices of the Parent and its Subsidiaries are in substantial compliance with all Environmental Laws (as defined in Section 8.10), and any restrictive covenant or deed restriction (recorded or otherwise) affecting the Parent Real Property, including, without limitation all applicable zoning ordinances and building codes in effect at the time of improvements to such Parent Real Property, flood disaster, and occupational health and safety laws.

          (b) Neither the Parent nor any of its Subsidiaries is subject to any material liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials (as defined in Section 8.10), relating to (i) the environmental conditions on, under or about the Parent Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Parent Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

          (c) With the exception of those Hazardous Materials and activities described in the Disclosure Schedule, and except for matters that singularly or in the aggregate would not have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole, to the best knowledge of the Parent and Nonsurvivor, no portion of the Parent Real Property is being used, nor, has been used by the Parent or its Subsidiaries at any previous time for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

          (d) Neither the Parent nor any of its Subsidiaries has received any notice or is aware of any existing condition (including the condition of the Parent Real Property, whether or not caused by the Parent or any Subsidiary) or the practice of the businesses conducted by the Parent or its Subsidiaries which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Material which, if decided against the Parent or its Subsidiaries, would have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole.

          (e) The Parent and its Subsidiaries have listed and described on the Disclosure Schedule (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. sec 1601, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the Parent Real Property; (ii) the current and past Hazardous Material disposal practices of the Parent and its Subsidiaries; and (iii) any environmental assessment or environmental audit reports delivered to the Parent or its Subsidiaries, and except for matters that singularly or in the aggregate would not have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole.

          (f) To the best of their knowledge, the Parent and its Subsidiaries have obtained or applied for all permits, licenses, registrations, notifications and similar authorizations required under Environmental Laws for the conduct of the Parent's or its Subsidiaries' business or relating to the Parent Real Property, the facilities, improvements, or equipment located thereon, excepting, however, matters that singularly or in the aggregate would not have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole. The Disclosure Schedule includes a list of the Environmental Permits.

          (g) Except as identified in the Disclosure Schedule, and except, however, for matters that singularly or in the aggregate would not have a Material Adverse Effect on the business of the Parent and its Subsidiaries, taken as a whole, the Parent and its Subsidiaries are in substantial compliance with all terms and conditions of the Environmental Permits and no proceeding is pending for the revocation of any Environmental Permit.

          (h) No portion of the Parent Real Property has been designated as a covered facility under CERCLA or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

     SECTION 4.10   Compliance with ERISA.  Parent, each of its
Subsidiaries and all Parent Employee Benefit Plans, that cover any of its or their employees (which Parent Employee Benefit Plans are listed on the Disclosure Schedule), comply with all laws, requirements and orders under ERISA and the Code, the breach or violation of which would have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole; the present value of all of the assets of each of its Parent Employee Benefit Plans that is subject to Title VI of ERISA equals or exceeds the present value of all of the benefits accrued under each such Parent Employee Benefit Plan as of the end of the most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Parent or any of its Subsidiaries is covered by a collective bargaining agreement; neither the Parent nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Parent Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole, nor have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 4.11   Taxes, Tax Returns.

          (a) Parent will, within three days prior to Closing, deliver to International copies of the federal income tax returns of the Parent for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of the Parent and its Subsidiaries has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and its Subsidiaries (all such returns to the best knowledge of Parent being accurate and complete in all material respects), there are no liens for taxes upon the assets of Parent or its Subsidiaries, except liens for taxes not yet due, and, to the best knowledge of the Parent, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule and
(ii) have not been finally determined. The liabilities and reserves for taxes in the Parent Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1995 or for any year or period prior thereto, and for which the Parent or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. No amounts payable to any employee, independent contractor, officer, director, or highly compensated individual will fail to be deductible for federal income tax purposes by virtue of Code Section 280G.

          (b) To the best knowledge of the Parent, (i) proper and accurate amounts have been withheld by the Parent and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state or local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Parent and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Parent in the most recent Parent Financial Statements.

     SECTION 4.12   Tax Audits.  Except as disclosed in the Parent SEC
Reports or in the Disclosure Schedule, (i) no audit or administrative procedure of any material federal, state or local U.S. return of the Parent or any Subsidiary is currently in progress, nor has the Parent or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither the Parent nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither the Parent nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Parent and its Subsidiary, taken as a whole, and (iv) neither the Parent nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included the Parent or any Subsidiary during a prior period) other than the Parent or its Subsidiaries. Except as disclosed in the Parent SEC Reports or the Disclosure Schedule, there are no material tax claims pending against the Parent or any Subsidiary, there are no material tax claims threatened to be asserted against the Parent or any Subsidiary, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 4.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 4.13   Undisclosed Liabilities.  The Parent and its
Subsidiaries are not liable for or subject to any material Liabilities, except
(a) Liabilities adequately disclosed or reserved for in the most recent Parent Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule none of which Liabilities under any such contract, commitment or agreement were required under generally accepted accounting principles consistently applied to have been adequately and specifically disclosed or reserved for in the most recent Parent Financial Statements, or
(c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Parent, and in accordance with this Agreement, since the date of the most recent Parent Financial Statements.

     SECTION 4.14   No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, neither the Parent nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either the Parent or any of its Subsidiaries is a party or by which either the Parent or any of its Subsidiaries or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole.

          (b) Except as set forth in the Disclosure Schedule, to the best knowledge of Parent, the Parent and each of its Subsidiaries have complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole.

     SECTION 4.15 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

     SECTION 4.16 Contracts and Commitments. Except as listed and described in the Disclosure Schedule, neither the Parent nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral Contract, including the following:

                    (i) Contract with any present or former stockholder, director, officer, employee or consultants;

                   (ii) Contract with any labor union or other representative of employees;

                  (iii) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Parent of $25,000 or more under any one Contract or series of related Contracts;

                   (iv) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $25,000;

                    (v) distributorship, representative or sales agency agreement, contract or commitment;

                   (vi) conditional sale agreement or lease under which the Parent is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Parent that is in excess of $25,000;

                  (vii) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, directors or shareholders of the Parent, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                 (viii)  Contract for any charitable or political contribution;

                   (ix) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $25,000;

                    (x) Contract limiting or restraining the Parent from engaging or competing in any lines of business with any person, nor is any officer or employee of the Parent subject to any such agreement, contract or commitment;

                   (xi) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Parent;

                  (xii) Contract which is expected to continue for more than six months from the date hereof;

                 (xiii)  Contract not made in the ordinary course of business;
     or

                  (xiv) any guaranty, direct or indirect, of any person of any contract, lease or agreement entered into by the Parent or any of its Subsidiaries;

     Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; the Parent and, to the best of the Parent's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Parent nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will
     be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder; furthermore, except as may be disclosed on the Disclosure Schedule, no such Contract contains any contractual requirement with which there is a reasonable likelihood that either (i) the Parent or any other party thereto will be unable to comply or (ii) compliance therewith by the Parent will have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole.

     SECTION 4.17 Compliance with Law and Permits. Except as set forth in the Disclosure Schedule, to the best of its knowledge, the Parent and its Subsidiaries have owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.
To the best knowledge of Parent, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Parent or its Subsidiaries of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereby by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Parent or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.18 Title to Property. Except as disclosed in the Disclosure Schedule or Parent SEC Reports, Parent or its Subsidiaries (including indirect Subsidiaries) has good and marketable title to all material properties subject, however, to the matters shown in the Disclosure Schedule, or the Parent SEC Reports.

     SECTION 4.19 Insurance. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Parent, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee for which the Parent or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Parent nor its Subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Parent and its Subsidiaries are in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by the Parent or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Parent or its Subsidiaries.

     SECTION 4.20 Parent's Common Stock and Preferred Stock. The shares of Parent's Common Stock and Parent's Preferred Stock to be issued in the Merger have been duly authorized and, when issued in accordance with the terms of the Certificate of Merger and this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Parent will have any preemptive rights with respect thereto.

     SECTION 4.21   Intentionally Omitted.

     SECTION 4.22 Full Disclosure. The information furnished by Parent, or by any of the directors, officers, employees, agents, accountants or representatives of Parent, to International pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), the information contained in the exhibits and Schedules referred to in this Agreement, and the other information furnished to International by Parent, or by any of the directors, officers, employees, agents, accountants or representatives of Parent at any time prior to the Effective Date (pursuant to the request of International or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.23   Equipment.  Except as set forth in the Disclosure
Schedule or Parent SEC Reports, Parent or its Subsidiaries (including indirect Subsidiaries) owns or has adequate rights to all equipment used or necessary for use in its trade or business, and all such equipment is in generally good operating condition and free from any material defect.
     SECTION 4.24 Labor Relations. Parent has good relations with its employees, and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.


                            ARTICLE V.
                            COVENANTS

     SECTION 5.1 Conduct of Business of International, the Company, IT Cruise and Parent. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, International, the Company, IT Cruise and the Parent and their respective Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice.
Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither International, the Company, IT Cruise nor the Parent or any of their respective Subsidiaries will, prior to the Effective Time, without the prior written consent of International and Parent (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof and referred to in Section 1.9, 3.2 or 4.2, or (B) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof, (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities, (iii) declare or pay any dividend or distribution on any shares of its capital stock,
(iv) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger or the acquisition of IT Cruise by Parent), or the acquisition of IT Cruise by Parent, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business, (v) propose or adopt any amendments to its charter or by-laws, (vi) enter into, assign or terminate, or amend in any material respect, any Contract, (vii) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values), (viii) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset, (ix) make any capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule, (x) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of the Parent or International, the Company or IT Cruise unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions, (xi) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of the Parent or International, the Company or IT Cruise or their respective Subsidiaries or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons,
(xii) waive, settle or compromise any material litigation or other claim on a basis materially adverse to International, the Company or IT Cruise or the Parent or their respective Subsidiaries, or (xiii) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect.

     SECTION 5.2 No Solicitations. Neither the Parent, International, the Company or IT Cruise nor any of their Subsidiaries shall, and they shall use their best efforts to ensure that none of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any corporation, partnership, person, entity or group concerning any merger, sale of substantial assets (except as permitted by Section 5.1(vii)) outside the ordinary course of business, sale of shares of capital stock or similar transaction involving International, the Company or IT Cruise or the Parent (except as permitted by Section 5.1(i)(A)) or any of their Subsidiaries or divisions (other than the transactions contemplated by this Agreement). International, the Company and IT Cruise and Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The parties will promptly communicate to the other the terms of any proposal or inquiry, oral or written, which may be received in respect of any such transaction, and will inform the other prior to the time that it furnishes any information to, or engages in negotiations or discussions with, any third party with respect to the acquisition of either party.

     SECTION 5.3    Access to Information.

          (a) Between the date of this Agreement and the Effective Time, the parties will afford to each other and their authorized representatives reasonable access to the plants, offices, warehouses or other facilities and properties and to the books and records of such party and its Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of their Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and the properties of the parties and their Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

          (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.3. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of International, the Company, IT Cruise, Parent, Nonsurvivor or their representatives, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested by the either party will, and will cause its agents, auditors, consultants, representatives and advisors to, return to the other or destroy all copies of written information furnished.

     SECTION 5.4 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Board of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 5.5 Consents. Parent and International, the Company and IT Cruise each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation,
(i) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (ii) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.6 Public Announcements. Parent and International will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Merger and shall not issue any such press release or make any such public statement without the consent of the other party, provided, however, if such consent has not been given and counsel has advised the disclosing party that a press release is required by law or by the Commission, then the disclosing party may issue the required press release.

     SECTION 5.7 Indemnification. If the Merger occurs, then from and after its Effective Time Parent shall indemnify each person who becomes an employee, agent, officer or director of the Parent to the fullest extent permitted by the Certificate of Incorporation and Bylaws of the Parent and permitted by law in respect of any claim arising after the Effective Time. Further, Parent's indemnification of employees, agents, officers or directors of Parent for acts or omissions occurring prior to the Effective Time of the Merger shall be limited to the assets of Parent existing prior to the Effective Time. In addition, International shall indemnify to the full extent of its assets and to the fullest extent permitted by its Certificate of Incorporation and Bylaws and permitted by law, each person who held positions with the Company or IT Cruise prior to the Effective Time as an employee, agent, officer or director in respect of any claim arising in connection with such person's service. All persons indemnified hereunder are referred to as "Indemnified Parties". All such indemnification provided for herein shall be to the fullest extent authorized by law as now in effect or as hereafter amended against any losses, claims, damages, liabilities, costs, expenses (including legal fees and disbursements of counsel), penalties, judgments and amounts paid in settlement ("Damages"), including but not limited to those based in contract, tort, negligence, strict liability, or any theory or recovery, arising out of or relating to any act, omission, transaction, cause of action, liability, debt or obligation pertaining to (i) the fact that the Indemnified Party was an officer, director, employee or agent of the Company, IT Cruise or the Parent or a Subsidiary of either or (ii) this Agreement or any of the transactions contemplated hereby; provided, however, that (i) Parent and International as appropriate will be entitled to participate in and, to the extent that they may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party but if any Indemnified Party (or group thereof) believes that, by reason of an actual or potential conflict of interest, it is advisable for such Indemnified Party (or group thereof) to be represented by separate counsel, such Indemnified Party (or group thereof) may retain counsel reasonably satisfactory to Parent and International, as applicable, who will represent such Indemnified Party (or group thereof) and Parent and International, as applicable, shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received,
(ii) the Indemnified Party and Parent and International, as applicable, will cooperate with each other, and use their respective best efforts to assist, in the vigorous defense of any such matter, and (iii) Parent and International, as applicable, shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.

     SECTION 5.8 Earned Revenues Previously Distributed. International and Parent hereby agree that the cash generated from revenues earned from cruise lines since January 1, 1996 is to remain in GalaxSea and IT Cruise, respectively, and not be distributed to International. International and Parent hereby agree that a total of $47,094.78 of such revenues has been distributed to International and International agrees to pay to Parent at Closing this amount for redistribution to GalaxSea and IT Cruise; or, alternatively, International hereby grants to Parent the authority to withhold $47,094.78 of the $100,000 payment required to be made by it under Section 2.1 in satisfaction of this amount.

                           ARTICLE VI.
             CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 Certificates. Immediately prior to the Effective Time, International and the Parent shall cause to be delivered to each other or to have received a certificate, dated the date of the Effective Time, as the case may be, of the chief executive and chief financial officer certifying that all representations and warranties made by the corporation for which he serves in such capacity herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed by the corporation for which he serves in such capacity prior to the Effective Time as a condition to consummating the Merger and consummating the acquisition of IT Cruise by Parent have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

     SECTION 6.2 Other Conditions. The respective obligations of each party to effect the Merger and the acquisition of IT Cruise by Parent are subject to the satisfaction or waiver, where permissible, prior to the Effective Time of the following conditions:

          (a) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic governmental authority which prohibits or restricts the consummation of the Merger and the acquisition of IT Cruise by Parent;

          (b) The Company, IT Cruise and International shall have entered into the binding agreements contemplated by Section 2.2, in form acceptable to Parent.

          (c) Unless waived by the appropriate party, there shall have been no Material Adverse Effect to the other party to this Agreement.

          (d) Unless waived by the appropriate party, the other party shall have delivered all documents and taken all other actions required by this Agreement.

          (e) Unless waived by Parent and International, Holders of at least 85% of Parent's Class A Preferred Stock shall have entered into binding agreements to effect the recapitalization of Parent's Class A Preferred Stock as contemplated by Section 1.9.

          (f) Unless waived by the appropriate party, all representations and warranties of the other party shall be true and effective as of the Closing.

          (g) Unless waived by Parent, Ron Blaylock shall have entered into an Employment Agreement acceptable to Parent agreeing to serve as President of the Company and IT Cruise following the Closing.

          (h) International, the Company, IT Cruise and Parent, as applicable, shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, under any franchise, license, agency agreement, representative agreement, cruise line agreement, loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect (i) on the Company or IT Cruise, on the one hand, and which Parent agrees to forego, or
(ii) on Parent, on the other hand, and which International agrees to forego.

          (i) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the Merger and the acquisition of IT Cruise by Parent or imposes material conditions with respect thereto shall have been issued and remain in effect.

          (j) Unless waived by Parent, Parent shall have granted to the holders of promissory notes who were formerly stockholders of Ozdon Investments, Inc. a security interest in the income stream generated from the Gold Rush Casino, subordinate only to the indebtedness of Springhill Bank & Trust Co.

          (k) Unless waived by Parent, Ron Blaylock and Ed Hawes shall have entered into three-year noncompete agreements with Parent, which International hereby acknowledges and agrees is a condition precedent to, and an inducement for, Parent to enter into this Agreement and consummate the transactions contemplated hereby.

                           ARTICLE VII.
                 TERMINATION; AMENDMENTS; WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and the Merger and the acquisition of IT Cruise by Parent contemplated hereby may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of International and Parent;

          (b) by Parent or International, acting through their respective Boards of Directors, if the Effective Time shall not have occurred on or before June 15, 1996;

          (c) by Parent or International, acting through their respective Boards of Directors, if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and the acquisition of IT Cruise by Parent or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

          (d) by International, acting through its Board of Directors, if Parent or Nonsurvivor shall not have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Parent, Nonsurvivor and the Company to effect the Merger or the ability of Parent and International to effect the acquisition of IT Cruise by Parent hereunder;

          (e) by Parent and Nonsurvivor, acting through their respective Boards of Directors, if International, the Company or IT Cruise shall not have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Parent, Nonsurvivor and the Company to effect the Merger or the ability of Parent and International to effect the acquisition of IT Cruise by Parent hereunder;

          (f) by International or Parent, acting through their respective Boards of Directors, if there shall have been a breach by the other party of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect; or

          (g) by International or Parent, acting through their respective Boards of Directors, on or before Closing, in the event that either party is not reasonably satisfied with the Disclosure Schedule of the other party or the results of the due diligence examination of the other party and its properties, assets, financial statements, books and records.

     SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 subsections (a), (b),
(c) or (g), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of Sections 5.3(b), 7.5 and 8.9.

     SECTION 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of International and Parent, may (i) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by an other applicable party, or (iii) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 7.5 Effect of Certain Events of Termination. In the event that either Parent or International terminates this Agreement pursuant to the provision of Section 7.1(d), (e) or (f) hereof, the terminating party may pursue such remedies that may be available to it at law or in equity; and the limitation of Section 7.2 shall not apply to a termination under Sections 7.1(d), (e) or (f).


                          ARTICLE VIII.
                          MISCELLANEOUS


     SECTION 8.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall not be deemed to be merged into the Closing.

     SECTION 8.2 Brokerage Fees and Commissions. International hereby represents and warrants to Parent with respect to itself, the Company and IT Cruise, and Parent hereby represents and warrants to International with respect to Parent and Nonsurvivor, that no person or entity is entitled to receive from International, the Company or IT Cruise, or Parent or Nonsurvivor, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

     SECTION 8.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) may not be assigned by operation of law or otherwise.

     SECTION 8.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     SECTION 8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to International, the Company or IT Cruise:

               c/o International Tours, Inc.
               5810 E. Skelly Drive
               Suite 1800
               Tulsa, OK 74135
               Phone: (918) 665-2300
               Fax: (918) 665-6644
               Attention: Ed Hawes

     If to Parent or Nonsurvivor:

               c/o North American Gaming and Entertainment Corporation 777 East 15th Street
               Plano, Texas  75074
               Phone: (214) 423-9113
               Fax: (214) 423-0303
               Attention: Lamar E. Ozley, Jr.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of interpretation of this Agreement.

     SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 8.9 Expenses. Except as otherwise provided herein, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     SECTION 8.10   Certain Definitions.

     (a)  "Act" shall have the meaning set forth in Section 1.1.

     (b)  "Closing" shall have the meaning set forth in Section 1.8.

     (c)  "Company" means GalaxSea Cruises and Tours, Inc.

     (d) "Company/IT Cruise Financial Statements" shall have the meaning set forth in Section 3.4.

     (e) "Company/IT Cruise Real Property" shall have the meaning set forth in Section 3.9(a).

     (f) "Contract" shall mean any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any person or its property under applicable law.

     (g) "Disclosure Schedule" shall mean the schedule of additional information and disclosures to be attached to this Agreement by International, the Company and IT Cruise, on the one hand, and the Parent and Nonsurvivor, on the other hand.

     (h)  "Effective Time" shall have the meaning set forth in Section 1.2.

     (i)  "Employee Benefit Plans" shall have the meaning set forth in
Section 3.10.

     (j) "Environmental Laws" shall mean any and all laws, subsequent enactments, modifications, and amendments, including, without limitation, any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, administrative consent orders or agreements, interpretations, orders and decrees of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, for example and without limitation, the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Cleanup and Liability Act of 1980; the Hazardous Materials Transportation Act; the Clean Water Act; the Federal Water Pollution Control Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Emergency Planning and Release Notification; Community Right-to-Know Act; the United States' Environmental Agency's Underground Storage Tank Regulations; all as amended and modified, occupational health and safety, flood control and sanitation laws.

     (k)  "Environmental Permits" shall have the meaning set forth in
Section 3.9(f).

     (l)  "ERISA" shall have the meaning set forth in Section 3.10.

     (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (n) "Governmental Authority" shall mean the United States, any foreign country, state, county, city or other political subdivision, agency or instrumentality exercising executive, legislative, judicial, regulatory or administration jurisdiction over the Parent, Nonsurvivor, Company, International, IT Cruise and their respective Subsidiaries.

     (o) "Hazardous Material" shall mean any substance or material (i) which is or becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance or water under any Environmental Law; (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or (iv) the presence of which is deemed to constitute a nuisance, trespass or pose a health or safety hazard to persons or neighboring properties.

     (p)  "Holder(s)" shall have the meaning set forth in Section 1.9.

     (q)  "International" means International Tours, Inc.

     (r)  "International Common Shares" shall have the meaning set forth in
Section 3.2.

     (s) "International Preferred Shares" shall have the meaning set forth in Section 3.2.

     (t)  "IT Cruise" means IT Cruise, Inc.

     (u)  "IT Cruise Common Shares" shall have the meaning set forth in
Section 3.2.

     (v) "IT Cruise Note" shall mean the note in the form attached hereto as Exhibit "B" and incorporated herein for all purposes by this reference.

     (w) "Liability" or "Liabilities" shall have the meaning(s) set forth in Section 3.13.

     (x) "Material Adverse Effect" shall mean any adverse change in the condition (financial or otherwise), assets, business or operations of any party and its Subsidiaries which is material to such party taken as a whole. For this purpose, "material" shall mean $25,000 or more.

     (y)  "Nonsurvivor" means NAMGC Acquisition Corporation.

     (z)  "Parent" means North American Gaming and Entertainment
Corporation.

     (aa) "Parent Financial Statements" shall have the meaning set forth in
Section 4.4.

     (bb) "Parent Real Property" shall have the meaning set forth in Section
4.9.

     (cc) "Parent SEC Reports" shall have the meaning set forth in Section
4.4.

     (dd) "Parent's Common Stock" shall have the meaning set forth in
Section 1.7(a).

     (ee) "Parent's Class A Preferred Stock" shall have the meaning set forth in Section 1.9.

     (ff) "Parent's Preferred Stock" shall have the meaning set forth in
Section 1.7(a).

     (gg) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (hh) "Senior Debt" shall have the meaning set forth in Section 1.9

     (ii) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any partnership, limited liability company, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a material interest.

     SECTION 8.11 Performance by Nonsurvivor. Parent agrees to cause Nonsurvivor to comply with its obligations hereunder and to cause Nonsurvivor to consummate the Merger as contemplated herein.

     SECTION 8.12 Disclosure Schedule. Within three (3) days after the execution hereof, International and the Parent shall deliver the Disclosure Schedule to each other. If the Disclosure Schedule becomes misleading in any respect, International and the Parent shall notify the other, in writing, of any facts making the Disclosure Schedule misleading; provided, however, that no such notice shall be deemed to amend or modify the representations and warranties herein.

     SECTION 8.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.14 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                   NORTH AMERICAN GAMING AND
                                   ENTERTAINMENT CORPORATION

                                   By:     /s/ George J. Akmon
                                        George J. Akmon, Executive
                                        Vice President

                                   NAMGC ACQUISITION CORPORATION


                                   By:     /s/ George J. Akmon
                                        George J. Akmon,
                                        Executive Vice
                                        President


                                   INTERNATIONAL TOURS, INC.


                                   By:    /s/ Bill Morris
                                        Vice President


                                   GALAXSEA CRUISE AND TOURS, INC.


                                   By:     /s/ Bill Morris
                                         Vice President

                                   IT CRUISE, INC.


                                   By:    /s/ Bill Morris
                                       Vice President

                           EXHIBIT "A"

      CERTIFICATE OF MERGER OF NAMGC ACQUISITION CORPORATION
               INTO GALAXSEA CRUISE AND TOURS, INC.



     Attached is the form of Certificate of Merger.

                           EXHIBIT "B"

                          IT CRUISE NOTE



     Attached hereto is a form of the IT Cruise Note.

                        TABLE OF CONTENTS
                                                             Page

ARTICLE I.THE MERGER . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1 The Merger. . . . . . . . . . . . . . . . . . .1
     SECTION 1.2 Effective Time. . . . . . . . . . . . . . . . .1
     SECTION 1.3 Effects of the Merger . . . . . . . . . . . . .1
     SECTION 1.4 Certificate of Incorporation and By-Laws. . . .1
     SECTION 1.5 Officers and Directors of Parent. . . . . . . .1
     SECTION 1.6 Officers and Directors of the Company . . . . .2
     SECTION 1.7 Conversion of Shares. . . . . . . . . . . . . .2
     SECTION 1.8 Closing . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.9 Recapitalization of Outstanding Class A Preferred Stock.2
     SECTION 1.10   Exchange of Shares . . . . . . . . . . . . .3

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL  . .4
     SECTION 3.1 Organization and Qualification. . . . . . . . .4
     SECTION 3.2 Capitalization. . . . . . . . . . . . . . . . .4
     SECTION 3.3 Authority Relative to this Agreement. . . . . .4
     SECTION 3.4 Financial Statements. . . . . . . . . . . . . .4
     SECTION 3.5 Private Offering Materials. . . . . . . . . . .5
     SECTION 3.6 Consents and Approvals; No Violation. . . . . .5
     SECTION 3.7 Litigation, etc.. . . . . . . . . . . . . . . .5
     SECTION 3.8 Changes . . . . . . . . . . . . . . . . . . . .6
     SECTION 3.9 Property and Environmental Matters. . . . . . .7
     SECTION 3.10   ERISA Matters. . . . . . . . . . . . . . . .8
     SECTION 3.11   Taxes, Tax Returns . . . . . . . . . . . . .8
     SECTION 3.12   Tax Audits . . . . . . . . . . . . . . . . .8
     SECTION 3.13   Undisclosed Liabilities. . . . . . . . . . .9
     SECTION 3.14   No Default; Compliance . . . . . . . . . . .9
     SECTION 3.15   Representations and Warranties Continuing. .9
     SECTION 3.16   Contracts and Commitments. . . . . . . . . .9
     SECTION 3.17   Compliance with Law and Permits. . . . . . 10
     SECTION 3.18   Title to Property. . . . . . . . . . . . . 11
     SECTION 3.19   Insurance. . . . . . . . . . . . . . . . . 11
     SECTION 3.20   Full Disclosure. . . . . . . . . . . . . . 11
     SECTION 3.21   Equipment. . . . . . . . . . . . . . . . . 11
     SECTION 3.22   Labor Relations. . . . . . . . . . . . . . 11

ARTICLE IV.REPRESENTATIONS AND WARRANTIESOF PARENT AND NONSURVIVOR13
     SECTION 4.1 Organization and Qualification. . . . . . . . 13
     SECTION 4.2 Capitalization; Subsidiaries. . . . . . . . . 13
     SECTION 4.3 Authority Relative to this Agreement. . . . . 14
     SECTION 4.4 SEC Reports . . . . . . . . . . . . . . . . . 14
     SECTION 4.5 . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 4.6 Consents and Approvals; No Violation. . . . . 14
     SECTION 4.7 Litigation, etc.. . . . . . . . . . . . . . . 15
     SECTION 4.8 Changes . . . . . . . . . . . . . . . . . . . 15
     SECTION 4.9 Property and Environmental Matters. . . . . . 16
     SECTION 4.10   Compliance with ERISA. . . . . . . . . . . 17
     SECTION 4.11   Taxes, Tax Returns . . . . . . . . . . . . 17
     SECTION 4.12   Tax Audits . . . . . . . . . . . . . . . . 18
     SECTION 4.13   Undisclosed Liabilities. . . . . . . . . . 18
     SECTION 4.14   No Default; Compliance . . . . . . . . . . 18
     SECTION 4.15   Representations and Warranties Continuing. 19
     SECTION 4.16   Contracts and Commitments. . . . . . . . . 19
     SECTION 4.17   Compliance with Law and Permits. . . . . . 20
     SECTION 4.18   Title to Property. . . . . . . . . . . . . 20
     SECTION 4.19   Insurance. . . . . . . . . . . . . . . . . 20
     SECTION 4.20   Parent's Common Stock and Preferred Stock. 20
     SECTION 4.21    . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 4.22   Full Disclosure. . . . . . . . . . . . . . 21
     SECTION 4.23   Equipment. . . . . . . . . . . . . . . . . 21
     SECTION 4.24   Labor Relations. . . . . . . . . . . . . . 21

ARTICLE V.COVENANTS. . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 5.1 Conduct of Business of International, the Company, IT Cruise
          and Parent . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 5.2 No Solicitations. . . . . . . . . . . . . . . 22
     SECTION 5.3 Access to Information . . . . . . . . . . . . 22
     SECTION 5.4 Best Efforts. . . . . . . . . . . . . . . . . 22
     SECTION 5.5 Consents. . . . . . . . . . . . . . . . . . . 22
     SECTION 5.6 Public Announcements. . . . . . . . . . . . . 23
     SECTION 5.7 Indemnification . . . . . . . . . . . . . . . 23
     SECTION 5.8 Earned Revenues Previously Distributed. . . . 23

ARTICLE VI.CONDITIONS TO CONSUMMATION OF THE MERGER. . . . . . 24
     SECTION 6.1 Certificates.   . . . . . . . . . . . . . . . 24
     SECTION 6.2 Other Conditions. . . . . . . . . . . . . . . 24

ARTICLE VII.TERMINATION; AMENDMENTS; WAIVER. . . . . . . . . . 25
     SECTION 7.1 Termination . . . . . . . . . . . . . . . . . 25
     SECTION 7.2 Effect of Termination . . . . . . . . . . . . 25
     SECTION 7.3 Amendment . . . . . . . . . . . . . . . . . . 25
     SECTION 7.4 Extension; Waiver . . . . . . . . . . . . . . 25
     SECTION 7.5 Effect of Certain Events of Termination.. . . 26

ARTICLE VIII.MISCELLANEOUS . . . . . . . . . . . . . . . . . . 26
     SECTION 8.1 Survival of Representations and Warranties. . 26
     SECTION 8.2 Brokerage Fees and Commissions. . . . . . . . 26
     SECTION 8.3 Entire Agreement; Assignment. . . . . . . . . 26
     SECTION 8.4 Validity. . . . . . . . . . . . . . . . . . . 26
     SECTION 8.5 Notices . . . . . . . . . . . . . . . . . . . 26
     SECTION 8.6 GOVERNING LAW . . . . . . . . . . . . . . . . 27
     SECTION 8.7 Descriptive Headings. . . . . . . . . . . . . 27
     SECTION 8.8 Counterparts. . . . . . . . . . . . . . . . . 27
     SECTION 8.9 Expenses. . . . . . . . . . . . . . . . . . . 27
     SECTION 8.10   Certain Definitions. . . . . . . . . . . . 27
     SECTION 8.11   Performance by Nonsurvivor . . . . . . . . 29
     SECTION 8.12   Disclosure Schedule. . . . . . . . . . . . 29
     SECTION 8.13   Parties in Interest. . . . . . . . . . . . 29
     SECTION 8.14   Validity . . . . . . . . . . . . . . . . . 29


EXHIBIT "A"    Certificate of Merger of NAMGC Acquisition Corporation
          into GalaxSea Cruise and Tours, Inc. . . . . . . . . 30
EXHIBIT "B"    Form of IT Cruise Note. . . . . . . . . . . . . 31